                                                                     EXHIBIT 4.6



                                                                  EXECUTION COPY
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                               QUAKER HOLDING CO.



                           148,400 Units Consisting of
             $148,400,000 Aggregate Principal Amount at Maturity of
       11 1/2% Senior Discount Debentures due 2008 and 148,400 Warrants to
                     Purchase 281,960 Shares of Common Stock




                                WARRANT AGREEMENT




                           Dated as of August 7, 1997






                       STATE STREET BANK AND TRUST COMPANY

                                  Warrant Agent






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
      WARRANT AGREEMENT dated as of August 7, 1997 between Quaker Holding Co., a Delaware corporation ("Quaker"), and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent").

      WHEREAS, Quaker proposes to issue warrants (the "Warrants") to initially purchase up to an aggregate of 281,960 shares of Common Stock, par value $.01 per share (the "Quaker Common Stock"), of Quaker (the Quaker Common Stock issuable on exercise of the Warrants being referred to herein as the "Quaker Warrant Shares"), in connection with the offering (the "Offering") by Quaker of 148,400 Units (the "Units"), each consisting of $1,000 principal amount at maturity of Quaker's 11 1/2% Senior Discount Debentures due 2008 (the "Debentures") and 148,400 Warrants, each Warrant initially representing the right to purchase 1.9 Quaker Warrant Shares.

      WHEREAS, the Units are being issued and sold in connection with the execution of an Agreement and Plan of Merger, as amended (the "Merger Agreement"), dated as of May 4, 1997, by and between Quaker and DecisionOne Holdings Corp. ("Holdings") and the Merger Agreement provides, among other things, for the merger of Quaker with and into Holdings (the "Merger").

      WHEREAS, at the effective time of the Merger (the "Effective Time"), each share of Quaker Common Stock will become one share of common stock of Holdings, par value $.01 per share ("Holdings Common Stock"), each Warrant will by its terms become exercisable to initially purchase 281,960 shares of Holdings Common Stock (the "Holdings Warrant Shares") and Holdings will succeed to the obligations of Quaker hereunder and with respect to the indenture relating to the Debentures (the "Indenture"), the Debentures and the Warrants.

      WHEREAS, immediately subsequent to the Effective Time, Holdings will authorize, execute and deliver an assumption agreement substantially in the form of Exhibit C hereto pursuant to which Holdings will assume all of the obligations of Quaker under the Warrants and the Warrant Agreement.

      WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined) and other matters as provided herein.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      As used herein, the "Company" shall refer to Quaker prior to the Merger and to Holdings from and after the Effective Time. As used herein, "Common Stock" shall refer to Quaker Common Stock prior to the Merger and to Holdings Common Stock from and after the Effective Time. As used herein, the term "Warrant Shares" shall refer to the Quaker Warrant Shares prior to the Merger and the Holdings Warrant Shares from and after the Effective Time.

      SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

      SECTION 2. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto and shall, prior to the Separation Date (as defined herein), bear the legend set forth in Exhibit B attached hereto.

      The Warrants initially will be issued in global form (the "Global Warrants"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). The Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and exercises. Any endorsement of the Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent or the depositary with respect to the Global Warrants (the "Depositary") in accordance with instructions given by the holder thereof. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Warrants in global form.

      Each Global Warrant shall bear the following legend on the face thereof:

      "Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

      Beneficial owners of interests in a Global Warrant may receive Warrants in definitive form (the "Definitive Warrants"), substantially in the form of Exhibit A attached hereto (but without the text referred to in footnotes 1 and 2 thereto) in the name of such beneficial owners in accordance with the procedures of the Warrant Agent and the Depositary. In connection with the execution and delivery of such Definitive Warrants, the Warrant Agent shall reflect on its books and records



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
a decrease in the principal amount of the relevant Global Warrant equal to the number of such Definitive Warrants and the Company shall execute and the Warrant Agent shall countersign and deliver one or more Definitive Warrants in an equal aggregate number.

      SECTION 3. Execution of Warrant Certificates. (a) Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

      (b) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

      (c) Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

      SECTION 4. Registration and Countersignature. (a) The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

      (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrant Certificates entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrant Certificates as otherwise provided in this Agreement.

      (c) The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.



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
      SECTION 5. Registration of Transfers and Exchanges. (a) The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as provided in this Agreement. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

            A holder may transfer its Warrants only by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a holder as provided herein, the Company, the Warrant Agent, and any agent of the Company may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any holder of a Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book-entry. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register such transfer or make such exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates at the Warrant Agent's request. No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

      (b) The Global Warrants initially shall (i) be registered in the name of the Depositary for such Global Warrants or the nominee of such Depositary, (ii) be delivered to the Warrant Agent as custodian for such Depositary and (iii) bear legends as set forth in Section 2 hereof. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Agreement with respect to the Global Warrants, as the case may be, held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Warrants.

      (c) Transfers of a Global Warrant shall be limited to transfers of such Global Warrant in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests



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
of beneficial owners in the Global Warrants may be transferred in accordance with the rules and procedures of the Depositary. Certificated Warrants shall be issued and transferred to all beneficial owners in exchange for their beneficial interests in the Global Warrant if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any such Global Warrant and a successor depositary is not appointed by the Company within 120 days of such notice.

      (d) In connection with the transfer of the entire Global Warrant to the beneficial owners thereof pursuant to paragraph (c) above, the Global Warrant shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Warrant, Definitive Warrants of authorized denominations representing, in the aggregate, the number of Warrants theretofore represented by the Global Warrant.

      (e) The registered holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Agreement or the Warrants.

      (f) The Warrant Agent shall retain copies of all letters, notices and other written communications received pursuant to this Section 5. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

      (g) Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Section 5 in case of an exchange, Section 6 hereof in case of the exercise of less than all the Warrants represented thereby or Section 8 hereof in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

      (h) The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 5.

      (i) Notwithstanding the provisions of Section 5(a), until Separated (as defined herein) each Warrant Certificate will be held by the Trustee, as custodian for the registered holders of each Debenture or Debenture in global form, and will be registered in the name of the registered holder of such Debenture initially in the amount specified to the Warrant Agent by the Company. Such holder may, at any time, on or after the Separation Date (as defined herein), at its option, by notice to the Trustee elect to separate and/or separately transfer the Debentures and the Warrants represented by such Debenture or Debenture in global form containing a Warrant Endorsement (as



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
defined in the Indenture), in whole or in part, for a definitive Warrant Certificate or Warrant Certificates or a beneficial interest in a Global Warrant evidencing the underlying Warrants and for a Debenture or Debentures or a beneficial interest in a global Debenture of a like aggregate principal amount at maturity of authorized denominations and not containing a Warrant Endorsement in accordance with the Indenture (such surrender and exchange being referred to herein as a "Separation" and the related Warrants being referred to as "Separated"); provided that no delay or failure on the part of the Trustee or the Warrant Agent to exchange such Warrant Certificate and Debenture or Debentures shall affect the Separation of the Debentures and the Warrants or their separate transferability. Prior to Separation, record ownership of the Warrants will be evidenced by the certificates for Debentures or a global Debenture registered in the names of the holders of the Debentures or global Debenture, which certificates or global Debenture will bear thereon a Warrant Endorsement substantially in the form set forth in the Indenture, and the right to receive or exercise Warrants will be transferable only in connection with the transfer of such Debentures or a beneficial interest in a global Debenture.

            All Debentures and global Debentures containing a Warrant Endorsement presented for Separation shall be duly endorsed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of transfer, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program. Upon notice from the Trustee of a Separation, the Warrant Agent shall, with respect to Definitive Warrants, deliver (or cause to be delivered) the Warrant Certificate or Warrant Certificates executed by the Company and countersigned by the Warrant Agent in the name of such registered holder or holders or such transferee or transferees or shall, with respect to Global Warrants, deliver (or cause to be delivered) a Global Warrant (CUSIP 243458114) executed by the Company and countersigned by the Warrant Agent in the name of the Depositary or its nominee for such aggregate number of Warrants (or, with respect to a Global Warrant, increasing the number of Warrants represented thereby in such amount) as shall equal one Warrant for each $1,000 principal amount at maturity of Debentures so exchanged for Separation, bearing numbers or other distinguishing symbols not contemporaneously outstanding, to the person or persons entitled thereto. Upon registration of transfer or exchange of a Warrant Certificate, the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate to the persons entitled thereto.

      (j) No service charge shall be made for registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Warrant Certificates.

      SECTION 6. Separation of Warrants; Terms of Warrants; Exercise of Warrants. (a) The Debentures and Warrants will not be separately transferable until the close of business on the earliest to occur of (i) February 7, 1998,
(ii) such earlier date as Donaldson, Lufkin & Jenrette Securities Corporation may determine and (iii) the occurrence of a Change of Control (as defined in the Indenture) (the earliest of such dates, the "Separation Date"), at which time such Warrants shall become separately transferable. Subject to the terms of this Agreement, each Warrant holder



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
shall have the right, which may be exercised during the period commencing at the opening of business on the Separation Date and until 5:00 p.m., New York City time on August 1, 2007 (the "Exercise Period"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the exercise price (the "Exercise Price") then in effect for such Warrant Shares; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. Each holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the holder tenders Debentures having an aggregate principal amount at maturity, plus accrued and unpaid interest, if any thereon, to the date of exercise (or, if such exercise takes place prior to August 1, 2002, an Accreted Value (as defined in the Indenture) on the date of exercise) equal to the Exercise Price of the Warrants being exercised by such holder. Each Warrant not exercised prior to 5:00 p.m., New York City time, on August 1, 2007 (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

      (b) In order to exercise all or any of the Warrants represented by a Warrant Certificate, (i) in the case of Definitive Warrants, the holder thereof must surrender for exercise the Warrant Certificate to Company at the office of the Warrant Agent at its New York corporate trust office set forth in Section 19 hereof, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Agent Member whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary's procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Agent Member, as applicable, must deliver to the Company at the office of the Warrant Agent the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash, by wire transfer or by certified or official bank check payable to the order of the Company or (ii) on a net basis in the manner provided in Section 6(a) hereof.

      (c) Subject to the provisions of Section 7 hereof, upon compliance with clause (b) above, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the holder and in such name or names as the Warrant holder or Agent Member may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 12 hereof; provided that if any consolidation,



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
merger or lease or sale of assets is proposed to be effected by the Company as described in Section 11(m) hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 12 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

      (d) The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Definitive Warrant are exercised, such Definitive Warrant shall be surrendered and a new Definitive Warrant of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Definitive Warrant, registered in such name or names as may be directed in writing by the holder, and shall deliver the new Definitive Warrant to the Person or Persons entitled to receive the same. The Warrant Agent shall make such notations on Schedule A to each Global Warrant as are required to reflect any change in the number of Warrants represented by such Global Warrant resulting from any exercise in accordance with the terms hereof.

      (e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

      (f) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

      SECTION 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.




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
      SECTION 8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

      SECTION 9. Reservation of Warrant Shares. (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

      (b) The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 14 hereof.

      (c) Before taking any action which would cause an adjustment pursuant to
Section 11 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

      (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

      SECTION 10. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed, if any.




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
      SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11. For purposes of this
Section 11, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

      Notwithstanding anything to the contrary contained herein, the Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant shall not be subject to adjustment under this Article 11 in connection with the Merger. Instead, at the Effective Time, each Warrant shall be and shall become the right initially to purchase 1.9 shares of Holdings Common Stock at an initial Exercise Price of $23.00 per share and, from and after the Effective Time, such number of shares of Holdings Common Stock and such Exercise Price shall be subject to adjustment pursuant to this Section 11.

      (a) Adjustment for Change in Capital Stock. If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock; then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

      The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 11. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Fair Value (as defined herein) per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                                       O  +  N x P
                                             -----
                       E'  =  E   x            M
                                       -----------
                                         O + N
where:

      E'    =     the adjusted Exercise Price.

      E     =     the current Exercise Price.

      O     =     the number of shares of Common Stock outstanding on the record date.

      N     =     the number of additional shares of Common Stock offered.

      P     =     the offering price per share of the additional shares.

      M     =     the Fair Value per share of Common Stock on the record date.

      The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

      (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:


                       E'  =  E   x   M  -   F
                                      --------
                                         M
where:

      E'    =     the adjusted Exercise Price.

      E     =     the current Exercise Price.

      M     =     the Fair Value per share of Common Stock on the record date mentioned below.

      F     =     the fair market value on the record date of the assets,
                  securities, rights or warrants to be distributed in respect of one share of Common Stock as determined in good faith by the Board of Directors of the Company (the "Board of Directors."

      The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

      This Section 11(c) does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles. Also, this Section 11(c) does not apply to rights, options or warrants referred to in Section 11(b) hereof.

      (d) Adjustment for Common Stock Issue.

            If the Company issues shares of Common Stock for a consideration per share less than the Fair Value per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                             P
                                            ---
                       E'  =  E   x   O  +   M
                                      --------
                                         A

where:

      E' =  the adjusted Exercise Price.

      E  =  the then current Exercise Price.

      O = the number of shares outstanding immediately prior to the issuance of such additional shares.

      P = the aggregate consideration received for the issuance of such additional shares.

      M = the Fair Value per share on the date of issuance of such additional shares.

      A = the number of shares outstanding immediately after the issuance of such additional shares.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            This subsection (d) does not apply to:

                  (1) any of the transactions described in subsections (b) and
      (c) of this Section 11,

                  (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

                  (3) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not exceed 15% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder),

                  (4) Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock,

                  (5) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, or

                  (6) the issuance of shares of Common Stock pursuant to rights, options or warrants which were originally issued in a Non-Affiliate Sale (as defined below) together with one or more other securities as part of a unit at a price per unit.

      (e) Adjustment for Convertible Securities Issue.

            If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 11) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Fair Value per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                             P
                                            ---
                       E'  =  E   x   O  +   M
                                      ---------
                                         O   +  D

where:

      E' =  the adjusted Exercise Price.

      E  =  the then current Exercise Price.

      O = the number of shares outstanding immediately prior to the issuance of such securities.

      P = the aggregate consideration received for the issuance of such securities.

      M  =  the Fair Value per share on the date of issuance of such securities.

      D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

            This subsection (e) does not apply to convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger.

      (f) Consideration Received.

            For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 11, the following shall apply:

            (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

            (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent;

            (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection); and

            (4) in the case of the issuance of shares of Common Stock pursuant to rights, options or warrants which rights, options or warrants were originally issued together with one or more other securities as part of a unit, the consideration shall be deemed to be (i) the fair value of such rights, options or warrants at the time of issuance thereof as determined in good faith by the Board of Directors whose determination shall be conclusive and described in a Board resolution which shall be filed with the Warrant Agent plus (ii) the additional consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (as determined in the same manner as provided in clause (1) and (2) of this subsection).

      (g) Fair Value. In Sections 11(d) and (e) hereof, the "Fair Value" per security at any date of determination shall be (1) in connection with a sale by the Company to a party that is not an Affiliate of the Company in an arm's-length transaction (a "Non-Affiliate Sale"), the price per security at which such security is sold and (2) in connection with any sale by the Company to an Affiliate of the Company, (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by (i) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a Board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case, taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded. Notwithstanding the foregoing, any sale to Donaldson, Lufkin & Jenrette Securities Corporation (or any successor thereto) pursuant to an underwritten public offering registered under the Securities Act shall be deemed to be and treated as a Non-Affiliate Sale.

      In Sections 11(b) and (c) hereof, the "Fair Value" per security at any date of determination shall be (a) the last price per security at which such security was sold by the Company in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by
(i) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a Board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case, taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

      For purposes of this Section 11(g), "Disinterested Director" means, in connection with any issuance of securities that gives rise to a determination of the Fair Value thereof, each member of the Board of Directors who is not an officer, employee, director or other Affiliate of the party to whom the Company is proposing to issue the securities giving rise to such determination.

      For purposes of this Section 11(g), "Affiliate" of any specified Person means (A) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (B) any director, officer or employee of such specified person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      (h) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

      (i) When No Adjustment Required. No adjustment need be made for a transaction referred to Section 11(a), (b), (c), (d) or (e) hereof, if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, (ii) a change in the par value or no par value of the Common Stock or (iii) the issuance by the Company of the DLJMB Warrants (as defined in the registration (No. 333-28539) on Form S-1 relating to the Units filed with the Securities and Exchange Commission (the "Commission") on June 3, 1997). To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash.
Interest will not accrue on the cash.

      (j) Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 13 hereof.

      (k) Voluntary Reduction. The Company from time to time may reduce the Exercise Price by any amount for any period of time, if the period is at least 20 days and if the reduction is irrevocable during the period; provided that in no event may the Exercise Price be less than the par value of a share of Common Stock. Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least

15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period in which it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Sections 11(a), (b), (c), (d) and (e) hereof.

      (l) Notice of Certain Transactions. If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Section 11(a), (b), (c), (d) or (e) hereof and if the Company does not arrange for Warrant holders to participate pursuant to Section 11(i) hereof, (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 11(m) hereof or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

      (m) Reorganization of Company. Immediately after the Effective Time, if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 11(m). The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this Section 11(m) applies, Sections 11(a),
(b), (c), (d) and (e) hereof do not apply.

      (n) Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11(a), (c), (d), (e), (f), (g) or (h) hereof is conclusive.

      (o) Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 11 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 11(m) hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 11.

         (p) When Issuance or Payment May Be Deferred. In any case in which this
Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (q) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 11, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                  N'   =    N     x     E
                                                      -----
                                                        E'

where:

         N'       =        the adjusted number of Warrant Shares issuable upon
                           exercise of a Warrant by payment of the adjusted
                           Exercise Price.

         N        =        the number or Warrant Shares previously issuable
                           upon exercise of a Warrant by payment of the Exercise
                           Price prior to adjustment.

         E'       =        the adjusted Exercise Price.

         E        =        the Exercise Price prior to adjustment.

         (r) Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         SECTION 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair

Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

         SECTION 13. Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price pursuant to Section 11 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of Warrants at the address appearing on the Warrant register for each such registered holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

         (b)      In case:

                  (i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

                  (ii) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 11(a) hereof);

                  (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (v) the Company proposes to take any action (other than actions of the character described in Section 11(a) hereof) which would require an adjustment of the Exercise Price pursuant to Section 11 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of Warrants at his address appearing on the Warrant register, at least

20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
(z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         (c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         SECTION 14. Merger, Consolidation or Change of Name of Warrant Agent.
(a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         SECTION 15. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its gross negligence or bad faith.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

         (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

         SECTION 16. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided that the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

         SECTION 17. Registration. Holders shall be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside.

         (a) (i) The Company shall prepare and cause to be filed with the Commission pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form relating to the offer and sale by the Company of the Warrant Shares to the holders of Warrants upon exercise of the Warrants and resales of the Warrant Shares by the holders thereof.

             (ii) In addition, the Company shall prepare and cause to be filed with the Commission pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form relating to the resale of Warrant Shares upon the exercise of the Warrants by any broker or dealer registered under the Securities Exchange Act of 1934, as amended (together with the registration statement contemplated by clause (i) above, the "Registration Statements").

         (b) The Company shall use its reasonable best efforts to cause such Registration Statements to be declared effective by the Commission by the earlier of (i) the later of the Separation Date and 120 days from the date of this Agreement and (ii) 45 days after the occurrence of a Change of Control.

         (c) The Company shall use its best efforts to keep the Registration Statements continuously effective under the Securities Act in order to permit the prospectus included therein to be lawfully delivered by the Company to the holders exercising the Warrants until the Expiration Date or such shorter period that will terminate when all the Warrants have been exercised; provided that, except as provided below with respect to any Black Out Period (as defined herein), the Company shall be deemed not to have used its reasonable best efforts to keep the Registration Statements effective during the requisite period if it voluntarily takes any action that would result in it not being able to offer and sell the Warrant Shares upon exercise of the Warrants during that period, unless such action is required by applicable law. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statements, any related prospectus or any document incorporated therein by reference, for a period (a "Black Out Period") not to exceed, for so long as this Agreement is in effect, an aggregate of 45 days in any calendar year, in the event that (i) an event occurs and is continuing as a result of which the Registration Statements, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided that no Black Out Period may be in effect during the three months prior to the Expiration Date.

         (d) The Company shall cause the Registration Statements and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statements, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) The Company shall give prompt written notice to the holders of the Warrants and the Warrant Agent of (i) the effectiveness of the Registration Statements or any post-effective amendment thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the initiation or threatening of any proceedings for that purpose,
(iii) the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the Company to make changes in the Registration Statements or the prospectus in order to make the statements therein not misleading and (v) the commencement and termination of any Black Out Period.

         (f) The Company shall use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statements at the earliest possible time.

         (g) Upon the occurrence of any event contemplated by Section 17(e)(iv) or (v) hereof (subject to the last sentence of Section 17(c) hereof) the Company shall promptly prepare a post-effective amendment to the Registration Statements or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to holders of the Warrants, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Securities Act.

         (h) Not later than the effective date of the Registration Statements, the Company will provide a CUSIP number for the Warrant Shares and provide the Warrant Agent with printed certificates for the Warrant Shares in a form eligible for deposit with the Depository Trust Company.

         (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Statements.

         (j) The Company shall register or qualify or cooperate with the holders in connection with the registration or qualification of the Warrant Shares for offer and sale by the Company upon exercise of the Warrants under the securities or blue sky laws of such states of the United States as any holder reasonably requests and do any and all other acts or things necessary or advisable to enable such offer and sale in such jurisdictions; provided that the Company shall not be required to (i) qualify to do business in any jurisdiction in which it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject.

         (k) The Company shall bear all expenses incurred by it in connection with the performance of its obligations under this Section 17.

         (l) The Company acknowledges and agrees that any remedy at law for breach of any provision of this Section 17 will be inadequate and that, in addition to any other remedies that the holder may have, the holders shall be entitled to the remedy of specific performance to ensure the Company performs its obligations under this Section 17. The election of any one or more remedies by the holders hereunder shall not constitute a waiver of the right to pursue other available remedies.

         (m) No person is entitled to include any securities of the Company held by such person in, or to have such securities registered under, the Registration Statements.

         SECTION 18. Reports.

         (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Warrants are outstanding, the Company shall furnish to the Warrant Agent and the holders of Warrants (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Warrant Agent may be required to deliver to the holders of the Warrants under this Section 18.

         SECTION 19. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                           DecisionOne Holdings Corp.
                             50 East Swedesford Road
                           Frazer, Pennsylvania 19355
                            Telephone: (610) 296-6000
                       Attention: Thomas M. Molchan, Esq.

         In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                       State Street Bank and Trust Company
                           777 Main Street, 11th Floor
                           Hartford, Connecticut 06115
                      Attention: Corporate Trust Department
                            Facsimile: (860) 986-7920

         SECTION 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrants. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the holders of Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its affiliates). The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement.

         SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder, whether so expressed or not.

         SECTION 22. Termination. This Agreement shall terminate at 5:00 p.m., New York City time on August 1, 2007. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 15 shall survive such termination.

         SECTION 23. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

         SECTION 24. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this

Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

         SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  QUAKER HOLDING CO.



                                  By:_________________________________
                                     Name:
                                     Title:

[Seal]



Attest: ______________________
                  Secretary




                                  STATE STREET BANK AND TRUST COMPANY,
                                  as Warrant Agent



                                  By _________________________________
                                     Name:
                                     Title:


[Seal]



Attest: _______________________
               Secretary

                                                                       EXHIBIT A

                                 FORM OF WARRANT

                          [Face of Warrant Certificate]

[Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)


                   EXERCISABLE ON OR AFTER THE SEPARATION DATE

No. _____                                                     __________Warrants

                               Warrant Certificate

                               QUAKER HOLDING CO.

         This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of Warrants expiring August 1, 2007 (the "Warrants") to purchase Common Stock. Each Warrant entitles the holder upon exercise to receive from the Company commencing on the Separation Date (as defined in the Warrant Agreement) until 5:00 p.m. New York City Time on August 1, 2007, the number of fully paid and nonassessable Warrant Shares as set forth in the Warrant Agreement, subject to adjustment as set forth in Section 11 of the Warrant Agreement, at the initial exercise price (the "Exercise Price") of $23.00 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 6 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the

--------
1. This paragraph should be included only if the Warrant is issued in global form.

occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time on August 1, 2007, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, Quaker Holding Co. has caused this Warrant Certificate to be signed by its President and Treasurer and by its Vice President and Secretary and may cause its corporate seal to be affixed hereunto or imprinted hereon.

Dated: August 7, 1997

                                         QUAKER HOLDING CO.



                                         By:________________________________
                                               Name:
                                               Title:



                                         By:________________________________
                                               Name:
                                               Title:



Countersigned:

STATE STREET BANK AND TRUST COMPANY
as Warrant Agent


By:________________________________
     Name:
     Title:

                        [Reverse of Warrant Certificate]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring August 1, 2007 entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of August 7, 1997 (the "Warrant Agreement"), duly executed and delivered by the Company to State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrants may be exercised at any time on or after the Separation Date and on or before August 1, 2007; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, (i) in the case of Definitive Warrants, the holder must surrender for exercise this Warrant Certificate to the Warrant Agent at its New York corporate trust office set forth in Section 19 of the Warrant Agreement, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Agent Member whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary's procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Agent Member, as applicable, must deliver to the Warrant Agent the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         The Company has agreed under the terms of the Warrant Agreement to file and use its reasonable best efforts to make effective no later than the earlier of (i) the later of the Separation

Date and 120 days from the date of the Warrant Agreement and (ii) 45 days after the occurrence of a Change of Control and (subject to Black Out Periods) to maintain effective until expiration or exercise of all Warrants shelf registration statements (the "Registration Statements") on appropriate forms under the Securities Act covering the issuance and resale of Warrant Shares upon exercise of the Warrants.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase

                    (To Be Executed Upon Exercise Of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of the Company in the amount of $______ in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 6 of the Warrant Agreement in which case the holder shall tender Debentures having an aggregate principal amount at maturity, plus accrued and unpaid interest, if any thereon, to the date of exercise (or, if such exercise takes place prior to August 1, 2002, an Accreted Value (as defined in the Indenture) on the date of exercise equal to the Exercise Price of the Warrants being exercised by such holder. The undersigned requests that a certificate for such shares be registered in the name of _______________________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is _________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


Date: ______________, ____


                                                     __________________________
                                                              (Signature)



                                                     __________________________
                                                        (Signature Guaranteed)

                                   SCHEDULE A(2)
                              SCHEDULE OF WARRANTS
                        EVIDENCED BY THIS GLOBAL WARRANT

                  The initial number of Warrants evidenced by this Global Warrant shall be 148,400. The following decreases/increases in the number of Warrants evidenced by this Warrant have been made:



                     Decrease in            Increase in            Total Number of
                     Number of              Number of              Warrants Evidenced
                     Warrants               Warrants               by this Global                Notation Made
Date of              Evidenced by           Evidenced by           Warrant Following             by or on
Decrease/            this Global            this Global            such Decrease/                Behalf of
Increase             Warrant                Warrant                Increase                      Warrant Agent
--------             -------                -------                --------                      -------------
------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------

------------        -------------          -------------           ------------------------     ----------------------


--------
2. To be included only on Global Warrants.

                                                                       EXHIBIT B



                             FORM OF TRANSFER LEGEND

         Each Certificate evidencing Warrants originally issued as part of a Unit of Debentures and Warrants issued by the Company (and each Certificate evidencing Warrants issued on registration of transfer thereof or in exchange or substitution therefor prior to the close of business on the Separation Date (as defined)) shall bear a legend, which may be affixed by stamp or sticker, in substantially the following form:

         THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE DEBENTURES ORIGINALLY SOLD AS A UNIT WITH THE WARRANTS UNTIL THE EARLIEST TO OCCUR OF (I) FEBRUARY 7, 1997, (II) SUCH EARLIER DATE AS DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION MAY DETERMINE AND (III) THE OCCURRENCE OF A CHANGE IN CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE DEBENTURES). PRIOR TO SUCH DATE, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY WITH THE SIMULTANEOUS TRANSFER TO THE TRANSFEREE OF $1,000 PRINCIPAL AMOUNT OF DEBENTURES FOR EACH WARRANT SO TRANSFERRED.

                                                                       EXHIBIT C

                          FORM OF ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT (this "Agreement"), dated as of August 7, 1997, between DecisionOne Holdings Corp., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as Warrant Agent under the warrant agreement referred to below (the "Warrant Agent").

                               W I T N E S S E T H

                  WHEREAS, Quaker Holding Co., a Delaware corporation ("Quaker"), has heretofore executed and delivered to the Warrant Agent a warrant agreement (the "Warrant Agreement"), dated as of the date hereof, providing for the issuance of 148,400 Warrants (the "Warrants") to purchase 281,960 shares of common stock, par value $.01 per share (the "Common Stock"), of Quaker;

                  WHEREAS, Quaker has been merged with and into the Company;

                  WHEREAS, pursuant to Section 20 of the Warrant Agreement the Warrant Agent is authorized to execute and deliver this Agreement; and

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Warrant Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Warrants as follows:

                  1. ASSUMPTION. The Company hereby assumes all of the obligations of Quaker under the Warrant Agreement and the Warrants and, hereafter, shall be deemed the "Company" for all purposes under the Warrant Agreement and the Warrants.

                  2. NEW YORK LAW TO GOVERN. The internal law of the State of New York, without regard to the choice of law rules thereof, shall govern and be used to construe this Agreement.

                  3. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.



                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date first above written.


Dated: August 7, 1997             DECISIONONE HOLDINGS CORP.


                                           By:  ____________________________
                                           Name:
                                           Title:



Dated: August 7, 1997             STATE STREET BANK AND TRUST COMPANY
                                           as Warrant Agent


                                           By:  ____________________________
                                           Name:
                                           Title:





                                       C-2